Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-210976) of Tallgrass Energy Partners, LP of our report dated February 26, 2016 relating to the financial statements of Rockies Express Pipeline LLC, which appears in the Current Report on Form 8-K of Tallgrass Energy Partners, LP dated April 28, 2016. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Denver, Colorado

May 6, 2016